EXHIBIT 99.1
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[LOGO - INDEPENDENT
        WIRELESS ONE]


CONTACT:      Investor Relations Department
              518-862-6003


           IWO HOLDINGS ANNOUNCES RESTATEMENT OF FINANCIAL STATEMENTS
               TO CORRECT ACCOUNTING FOR CERTAIN OPERATING LEASES


ALBANY, NY, MARCH 14, 2005 - IWO Holdings, Inc. (IWHD.PK) announced today that, after its review of the accounting treatment for certain operating leases and leasehold improvements, and in consultation with its independent auditors, the Company will restate certain prior period financial statements to correct an error. The result of the restatement primarily will be to accelerate to earlier periods the recognition of certain non-cash lease expense.

The restatement is not expected to impact historical or future cash flows provided by operating activities, the actual timing or amounts of cash payments under ground leases or the Company's liquidity position.

The Company will restate results for the years ended December 31, 2002 and December 31, 2003, and the first three fiscal quarters of 2004. Accordingly, the financial statements and independent auditors' reports contained in the Company's filings with the Securities and Exchange Commission for these periods should no longer be relied upon.

ABOUT IWO HOLDINGS, INC.

IWO Holdings, Inc., through its Independent Wireless One Corporation subsidiary, is a PCS affiliate of Sprint Corp. The Company provides mobile digital wireless personal communications services, or PCS, under the Sprint PCS brand name in upstate New York, New Hampshire (other than the Nashua market), Vermont and portions of Massachusetts and Pennsylvania.

SAFE HARBOR

This press release contains "forward-looking statements." Forward-looking statements are based on management's current expectations and assumptions regarding the Company's business, the economy and other events and factors, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company cautions that one should not rely on any of these forward-looking statements as guarantees or assurances of future performances. Actual results may differ materially from those contemplated by the forward-looking statements due to regional, national or global political, economic, business, competitive, market, regulatory and other various factors. These and other important factors are described in more detail in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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